Exhibit B

This exhibit explains the relationship between Azim H. Premji and the other Reporting Persons. Capitalized terms used and not defined have the meaning ascribed to them in the attached Schedule 13G.

Mr. Azim H. Premji, M/s. Apex Trust (represented by its Trustee M/s. Azim Premji Trust Services Private Limited), Mr. Rishad Azim Premji and Mr. Srinivasan Pagalthivarthi are the partners of Hasham Traders.    Accordingly, Hasham Traders may be deemed to be controlled directly or indirectly by Mr. Azim H. Premji by virtue of Mr. Azim H. Premji’s direct or indirect ownership interest in Hasham Traders and the partners of Hasham Traders. Consequently, Mr. Azim H. Premji may be deemed to control Hasham Traders and have beneficial ownership and shared voting power and dispositive power with respect to all shares of the Company that are beneficially owned by Hasham Traders.

Mr. Azim H. Premji, M/s. Apex Trust (represented by its Trustee M/s. Azim Premji Trust Services Private Limited), Mr. Rishad Azim Premji and Mr. Lakshminarayana Ramanathan Kollengode are the partners of Prazim Traders. Accordingly, Prazim Traders may be deemed to be controlled directly or indirectly by Mr. Azim H. Premji by virtue of Mr. Azim H. Premji’s direct or indirect ownership interest in Prazim Traders and the partners of Prazim Traders. Consequently, Mr. Azim H. Premji may be deemed to control Prazim Traders and have beneficial ownership and shared voting power and dispositive power with respect to all shares of the Company that are beneficially owned by Prazim Traders.

Mr. Azim H. Premji, M/s. Apex Trust (represented by its Trustee M/s. Azim Premji Trust Services Private Limited), Mr. Rishad Azim Premji and Mr. Ravi Kiran Vadapally are the partners of Zash Traders. Accordingly, Zash Traders may be deemed to be controlled directly or indirectly by Mr. Azim H. Premji by virtue of Mr. Azim H. Premji’s direct or indirect ownership interest in Zash Traders and the partners of Zash Traders. Consequently, Mr. Azim H. Premji may be deemed to control Zash Traders and have beneficial ownership and shared voting power and dispositive power with respect to all shares of the Company that are beneficially owned by Zash Traders.

Mr. Azim H. Premji is the director of Hasham Investment and Trading Company Pvt. Ltd. and may be deemed to control the Hasham Investment and Trading Company Pvt. Ltd. Consequently, Mr. Azim H. Premji may be deemed to have beneficial ownership and sole voting power and dispositive power with respect to all shares of the Company that are beneficially owned by Hasham Investment and Trading Company Pvt. Ltd.

Mr. Azim H. Premji is a member and a director of M/s. Azim Premji Trust Services Private Limited (the Trustee of M/s. Apex Trust). Accordingly, M/s. Apex Trust may be deemed to be directly or indirectly controlled by Mr. Azim H. Premji by virtue of Mr. Azim H. Premji’s direct or indirect ownership interests in M/s. Apex Trust and its Trustee. Consequently, Mr. Azim H. Premji may be deemed to have beneficial ownership and shared voting power and dispositive power with respect to all shares of the Company that are beneficially owned by M/s. Apex Trust through its Trustee, M/s. Azim Premji Trust Services Private Limited.

Mr. Azim H. Premji is the member and director of the Azim Premji Philanthropic Initiatives Pvt. Ltd. and may be deemed to control the Azim Premji Philanthropic Initiatives Pvt. Ltd. Consequently, Mr. Azim H. Premji may be deemed to have beneficial ownership and sole voting power and dispositive power with respect to all shares of the Company that are beneficially owned by Azim Premji Philanthropic Initiatives Pvt. Ltd. Mr. Azim H. Premji disclaims beneficial ownership in all shares of the Company held by the Azim Premji Philanthropic Initiatives Pvt. Ltd.

Mr. Azim H. Premji is a member and the director of the Azim Premji Trustee Co. Pvt. Ltd, which is the trustee of, the Azim Premji Trust. Accordingly, the Azim Premji Trust may be deemed to be directly or indirectly controlled by Mr. Azim H. Premji by virtue of Mr. Azim H. Premji’s direct or indirect ownership interests in the Azim Premji Trust and its trustee. Consequently, Mr. Azim H. Premji may be deemed to have beneficial ownership and sole voting power and dispositive power with respect to all shares of the Company that are beneficially owned by the Azim Premji Trust. Mr. Azim H. Premji disclaims beneficial ownership in all shares of the Company held by the Azim Premji Trust.

Mrs. Yasmeen A. Premji is the spouse of Mr. Azim H Premji. Consequently, Mr. Azim H. Premji may be deemed to have beneficial ownership and shared voting power and dispositive power with respect to all shares of the Company that are beneficially owned by Mrs. Yasmeen A. Premji.

Mr. Azim H. Premji jointly holds shares with Mr. Rishad Azim Premji and may be deemed to control such jointly held shares. Consequently, Mr. Azim H. Premji may be deemed to have beneficial ownership and shared voting power and dispositive power with respect to all shares of the Company that are beneficially owned by Mr. Rishad Azim Premji.

Mr. Azim H. Premji jointly holds shares with Mr. Tariq Azim Premji and may be deemed to control such jointly held shares. Consequently, Mr. Azim H. Premji may be deemed to have beneficial ownership and shared voting power and dispositive power with respect to all shares of the Company that are beneficially owned by Mr. Tariq Azim Premji.